Exhibit 99.2 Q4 and Fiscal Year 2020 Letter to Shareholders SEPTEMBER 22, 2020

Q4 and Fiscal Year 2020 Highlights:

- **In Q4'20, we delivered $443.4 million in net revenue, representing 10.6% year-over-year growth when adjusting for the impact of the extra week in Q4'19. Without the adjustment, we grew revenue by 2.6% year over year. In Q4'20, we also generated a net loss of $44.5 million, an adjusted EBITDA[1] loss of $8.3 million, and adjusted EBITDA excluding stock-based compensation expense (ex. SBC)[2] of $11.8 million.**
- **We grew our active clients to 3.5 million as of August 1, 2020, an increase of 286,000 or 8.8% year over year.**
- **For the fiscal year ended August 1, 2020, we delivered $1,711.7 million in net revenue, representing 10.7% adjusted year-over-year growth. Without adjusting for the impact of the extra week in fiscal 2019, we grew revenue by 8.5% year over year. In fiscal year 2020, we also generated a net loss of $67.1 million, an adjusted EBITDA loss of $29.1 million, and adjusted EBITDA (ex. SBC) of $38.4 million.**
- **In Q4'20, our Women's category drove first Fix growth of approximately 25% on an adjusted year-over-year basis and maintained elevated auto-ship retention levels. Within Women's, Plus and activewear drove outsized growth. Men's also benefited from increased activewear demand and drove improvement in first Fix demand in Q4'20.**
- **Our newer categories, Kids and U.K., have driven meaningful year-over-year improvements. In fiscal 2020, Kids demonstrated strong resilience, delivering over 15% growth in success rate, doubling sales of its Exclusive Brand assortment, and expanding gross margins year over year. In its first year, our U.K. offering made meaningful strategic enhancements and improved its recommendations and inventory assortment, resulting in a year-over-year increase in average order value of more than 40%.**
- **In Q4'20, we launched Trending For You and introduced a recommendation engine exclusively for direct buy clients, both with favorable early results. In fiscal 2020, direct buy delivered strong existing client adoption, success rates, and engagement resulting in contribution margins that are already comparable to our Fix offering.**

Q4 and Fiscal Year 2020 Key Results:

Active Clients (000s)



2,194
2,742
3,236
3,522
FY'17
FY'18
FY'19
FY'20

Net Revenue ($M)



$1,226.5
$1,577.6
$1,711.7
$432.1
$443.4
FY'18
FY'19
FY'20
Q4'19
Q4'20

Adjusted EBITDA ($M)[1]



$53.6
$39.6
($29.1)
$6.4
($8.3)
FY'18
FY'19
FY'20
Q4'19
Q4'20

Adjusted EBITDA ex. SBC ($M)[2]



$69.0
$74.8
$38.4
$17.8
$11.8
FY'18
FY'19
FY'20
Q4'19
Q4'20

[1] We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, depreciation and amortization.

[2] We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense.

For more information regarding adjusted EBITDA and adjusted EBITDA ex. SBC and the other non-GAAP financial measures discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter.

2

Dear Shareholder:

Our business ended Q4'20 in a position of strength and we are excited about the opportunities that lie ahead in fiscal 2021. Over the last few months, we rapidly strengthened our foundation and adapted to the consumer by realigning our assortment to what was relevant for our clients and unveiling new experiences with direct buy. As a result, we are pleased to share that we not only managed through the deepest trough of COVID-19, but we delivered results of which we are very proud.

In Q4'20, we returned to positive year-over-year revenue growth, grew gross margins by over 400 basis points from Q3'20, and delivered over $50 million in free cash flow. These results are all the more notable when compared to many apparel retailers reporting double-digit declines for the same time period. We are particularly excited about our new client demand. As our distribution center capacity rebounded in late June, we dialed marketing back up. In July, we saw a 50% year-over-year increase in our first Fix shipments, and we saw elevated growth continue through the month of August. This is the highest sequential first Fix growth rate we have seen in the last three years. We believe this elevated first Fix demand will also drive incremental subsequent Fix volume in the quarters ahead, given that the majority of our clients choose to receive Fixes on a recurring basis.

Beyond our accelerated first Fix shipments, we saw continued strong retention of our autoship consumer base in Q4'20. In addition, our expansion into direct buy, a critical part of our future, has shown unabated growth both pre- and post-COVID and we believe it will unlock our total addressable market in new and very material ways.

The flexibility in our model allowed us to meet the consumer in this moment – with our overall value proposition anchored on the convenience of shopping at home, and by adapting our inventory to what is most relevant. We will continue to pursue this path of adaptability and personalized relevance, which has been central to Stitch Fix since the beginning. Now more than ever, it will help us capitalize on a forever changed apparel retail environment.

Before providing our Q4'20 and fiscal year 2020 results, a reminder that Q4'19 consisted of 14 weeks, which resulted in fiscal 2019 being a 53-week year. As such, any reference to "adjusted" growth rates means we have removed the impact of the extra week in a given month, quarter or year to provide a comparison that we believe more accurately reflects our performance. With that, we are pleased to share our results for Q4'20 and fiscal 2020, which ended August 1, 2020.

As of the end of Q4'20, we served 3.5 million active clients, an 8.8% increase year over year, and grew net revenue to $443.4 million, an increase of 10.6% year over year adjusting for the impact of the extra week in Q4'19. We also generated a net loss of $44.5 million, diluted loss per share of $0.44, adjusted EBITDA loss of $8.3 million, and adjusted EBITDA (ex. SBC) of $11.8 million in Q4'20.

For fiscal year 2020, we generated net revenue of $1,711.7 million, an increase of 10.7% year over year adjusting for the impact of the extra week in fiscal year 2019. We also generated a net loss of $67.1 million, diluted loss per share of $0.66, adjusted EBITDA loss of $29.1 million, and adjusted EBITDA (ex. SBC) of $38.4 million

Q4'20 Highlights

ACTIVE CLIENTS

3.5 million

8.8% YoY growth

NET REVENUE

$443.4 million

10.6% adjusted YoY growth

GROSS PROFIT

$199.1 million

44.9% of net revenue

NET LOSS

$(44.5) million

(10.0)% of net revenue

ADJUSTED EBITDA

$(8.3) million

(1.9)% of net revenue

ADJUSTED EBITDA ex. SBC

$11.8 million

2.7% of net revenue

3

Q4’20 Business Highlights: In Q4’20, our Women’s category drove first Fix growth of approximately 25% on an adjusted year-over-year basis and maintained elevated auto- ship retention levels. Within Women’s, Plus and activewear drove outsized growth. Men’s also benefited from increased activewear demand and drove improvement in first Fix demand in Q4’20. In Q4’20, our business exhibited some of the strongest levels of performance we have seen since going public. Each of our major categories performed well and we saw notable tailwinds in demand, including increased adoption of our offerings. Our first Fix shipments, an indicator of new client Fix demand, accelerated and we saw continued strong retention of our autoship consumer base. We also saw growing momentum in Women’s and Plus, continued growth in Men’s, and notably, real gains in both the scale and margin profile of our most nascent Kids and U.K. categories. Women’s One of the main contributors to the strength in overall Fix trends has been the health and heightened demand in Women’s. We’ve seen ongoing improvement in the last few months and in Q4’20, Women’s first Fixes grew approximately 25% year-over-year on an adjusted basis. We’ve also shifted volume out of categories like workwear and blazers that have been hit harder by COVID, and into more in-demand product categories like athleisure. Activewear. Our Women’s activewear assortment in particular has surged in demand in past months as clients seek apparel that balances comfort and style. In the last few years, we have expanded our activewear mix, which has allowed us to capitalize on recent trends and Work From Home mandates. In Q4’20, women’s activewear revenue grew by over 350% year-over-year, on an adjusted basis, benefiting from strength across both Fixes and direct buy. We also delivered year-over-year growth in success rate and client satisfaction in Q4’20, as key brands such as Reebok and Beyond Yoga resonated with clients. As a reminder, we measure success rate as the percentage of time a given item is purchased by a client. Based on this strength, we feel well positioned to continue serving clients’ activewear needs in the months ahead. Plus. In Q4’20, our Women’s category also benefited from accelerated growth in our Plus offering. While we believe Plus-size has historically been an underserved market by traditional retail, it’s one that we’ve served well due to our understanding of fit and sizing, and our ability to address client preferences through our exclusive assortment and strong market vendors. As traditional Plus channels contract due to store closures, we saw higher demand in Q4’20 with Plus first Fix growth exceeding 35% year over year, on an adjusted basis. Plus also benefited from year-over-year growth in success rates and average order values in Q4’20 and fiscal 2020, as we broadened our assortment across price points and end uses. While Plus comprises a low double-digit percent of Women’s clients today, we think it represents 40% of our Women’s addressable market, and we plan to invest more aggressively in Plus inventory in fiscal 2021 to support further acceleration. 4

Men’s Similar to Women’s, our Men’s category benefited from the surge in demand for activewear and drove improvement in first Fix demand in Q4’20. In particular, we saw brands like New Balance and Public Rec resonate with clients as well as our own exclusive activewear brand, 01.Algo, and we’re broadening our assortment in fiscal 2021. In fiscal 2020, Kids demonstrated strong resilience, delivering over 15% growth in success rate, doubling sales of its Exclusive Brand assortment, and expanding gross margins year over year. In Q4’20, we celebrated the second anniversary of Kids, which has been especially resilient during COVID, with Kids surpassing even our pre- COVID expectations for the year. As Kids has scaled, we’ve leveraged client feedback data to improve our personalization capabilities and strengthen our inventory assortment. In the two years since launching Kids, we have improved success rates by over 15%. In Q4’20 our Kids clients kept the highest proportion of items in their Fixes since the category launched. These improved outcomes have also been a function of our enhanced Exclusive Brands assortment, with sales of our exclusive Kids product doubling year-over-year in fiscal 2020, and fueling the category’s year-over-year gross margin expansion. While Kids is still in its early days, it is quickly scaling and on a similar profit trendline as our larger offerings underscoring why we’re so excited for this emerging category. In its first year, our U.K. offering enhanced its recommendations and inventory assortment, resulting in a year-over-year increase in average order value of more than 40%. In Q4’20, we also celebrated the one-year anniversary of our U.K. launch. Six months ago when we discussed the U.K., we highlighted a few of our early challenges and uncertainty around Brexit. Now, six months later, we are very optimistic about our U.K. trajectory. As with our other rollouts, we have taken a “launch and learn” approach in the U.K. and have focused on collecting client feedback and leveraging learnings to improve our recommendations, buying and merchandising strategies. These enhancements resulted in U.K. success rates and average unit retail price each growing by approximately 20% year-over-year in fiscal 2020, translating to a lift in average order value of over 40%. These improvements meaningfully strengthen our unit economics and margins, but also demonstrate how quickly we’re learning and refining our U.K. offering. In Q4’20, we also saw highly efficient client acquisition trends which we believe were a function of strong organic and referral demand, as well as the broader pullback in digital spend by other retailers. While our U.K. offering is still in its early innings, we believe its momentum validates the viability and strength of our personalization model in other geographies, and we remain very excited by the progress we’re seeing in this promising new market expansion. 5

In Q4'20, we launched Trending For You and introduced a recommendation engine exclusively for direct buy clients, both with favorable early results. In fiscal 2020, direct buy delivered strong existing client adoption, success rates, and engagement resulting in contribution margins that are already comparable to our Fix offering.

Trending For You

In June 2020, we launched "Trending For You", which expands our "feed-based" shopping experience, enabling more shoppable looks, widening the breadth of items from which clients can choose to purchase, and removing the requirement that clients have purchased with us in the past. This will set the stage for new-to-Stitch Fix customers engaging with us through direct buy in the quarters ahead. In the first two weeks of introducing Trending For You, our weekly direct buy orders grew by over 30%, suggesting that as we add features and broaden ways to engage in direct buy, or "Shop", we will be able to capture a greater share of wallet with clients. This expansion is part of our robust product roadmap that will continue to give clients more reasons to engage with us and broaden our offering to appeal to a larger consumer set. We are preparing for more of these enhancements in fiscal 2021 to widen product discovery for both inspiration-based as well as higher intent purchases.


Shop
Name's Looks
Buy it Again
Trending for you
Complete your looks
Discover trending looks curated for you, based on your personal style.
FIXES
SHOP
STYLE
ACCOUNT

Enhanced Recommendation Algorithm

In July 2020, we also introduced an algorithmic recommendation engine exclusively for direct buy clients that uses our direct buy data set to more fully capture clients' interactions and preferences. Compared to our prior Fix-based recommendations, clients purchased more items on average, bought products with higher average prices, and converted at higher rates. This new engine was also built to work in real-time with clients who are onboarding directly into Shop, and we plan to test this "cold start" recommendation capability in Q1'21.

Direct Buy Performance

In Q4'20, direct buy continued to meaningfully outperform our expectations, driven by faster existing client adoption, higher purchase rates per client, and greater levels of engagement. While we won't share direct buy penetration every quarter, we'll note that women's penetration grew into the high teens percent, while Men's grew into the high single digits with both categories demonstrating strong traction but also meaningful headroom for growth.

We have also achieved very high success rates, driven by our ability to pair data-driven recommendations with clients' high-intent purchase decisions. As a result, return rates associated with direct buy have been less than half that found in traditional apparel eCommerce.

These client outcomes have led to strong repeat purchase behavior. From the launch of direct buy through the end of Q4'20, nearly two-thirds of clients who completed a direct buy purchase returned to make a subsequent purchase.

These factors have reinforced direct buy's impressive unit economics, with the offering delivering contribution margins that are already at parity with our Fix offering. In addition, in August we introduced our shopping bag functionality to all direct buy clients, and believe that this cart-like feature which combines multiple items into fewer shipments, will drive incremental cost savings and thus margin expansion.

6

Q4 and Fiscal Year 2020 Financial Highlights:

Active Clients

We grew our active client count to 3.5 million as of August 1, 2020, an increase of 286,000 or 8.8% year over year. We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when he or she indicates which items he or she is keeping through our mobile app or website. We consider each Men's, Women's, or Kids account as a client, even if they share the same household.


ACTIVE CLIENTS (000s)
3,236
3,416
3,465
3,418
3,522
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

Net Revenue

In Q4'20, we generated net revenue of $443.4 million, compared to $432.1 million in Q4'19, a year over year increase of 2.6%, or 10.6% adjusting for the extra week in Q4'19. As a reminder, fiscal 2019 was a 53-week year with Q4'19 consisting of 14 weeks.

For fiscal 2020, we generated $1,711.7 million of net revenue, an increase of 8.5% year over year, or 10.7% adjusting for the extra week in fiscal 2019. Our performance for the quarter and fiscal year was primarily driven by an increase in active clients.

Net revenue per active client for the period ended August 1, 2020 was $486. Year over year growth was approximately flat on a 53-week basis and increased 1.5% adjusting for the extra week in fiscal 2019. Note that net revenue per active client is based on the last four fiscal quarters such that Q4'20 revenue per client of $486 is not impacted by the extra week from Q4'19.


NET REVENUE ($M)[3]
$432.1
$444.8
$451.8
$371.7
$443.4
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

Gross Margin

Q4'20 gross margin was 44.9%, representing a 410 basis point increase quarter-over-quarter, driven by a reduction in our inventory reserve as we stabilized our inventory position. We're proud of this large sequential margin improvement, and our ability to execute against the directional guidance we provided during our June earnings. Compared to Q4'19 gross margin of 44.1%, Q4'20 gross margin increased 80 basis points. This was primarily driven by a stronger inventory position, partially offset by an increase in shipping expense.

Gross margin for fiscal 2020 was 44.1%, compared to 44.6% for fiscal 2019, a decrease of 50 basis points, resulting from an increase in shipping expense partially offset by lower merchandise costs.


GROSS MARGIN (%)
43.7%
44.6%
44.1%
44.1%
44.9%
FY'18
FY'19
FY'20
Q4'19
Q4'20

[3] *Discounts, sales tax, and estimated refunds are deducted from revenue to arrive at net revenue.*

7

Selling, General & Administrative Expenses Q4’20 SG&A was $213.4 million, or 48.1% of net revenue, compared to Q4’19 SG&A of $188.6 million, or 43.7% of net revenue, an increase of SG&A (%) 440 basis points. For fiscal 2020, SG&A was $805.9 million, or 47.1% of net revenue, compared to $679.6 million and 43.1% of net revenue for 48.1% fiscal 2019, an increase of 400 basis points. 46.2% 43.1% 43.7% Increases in Q4’20 and fiscal 2020 were driven by ongoing investments 40.2% in technology talent and the associated stock-based compensation expenses. Fiscal 2020 was also impacted by higher advertising spend year-over-year to support the growth of our business, as well as one- FY'18 FY'19 FY'20 Q4'19 Q4'20 time expenses in Q3’20 related to our decision to provide warehouse associates with four weeks of paid leave to stay safe and healthy in light of COVID. Advertising. Q4’20 advertising expense increased year over year to $43.7 million from $39.0 million in Q4’19. Advertising as a percentage of net revenue was 9.9% in Q4’20 compared to 9.0% in the same period in the prior year. Fiscal 2020 advertising expense was $167.8 million or 9.8% of revenue, compared to $152.1 million or 9.6% of revenue in fiscal 2019.4 Income Taxes Our effective tax rate and provision for income taxes increased from the fiscal year ended August 3, 2019, to the fiscal year ended August 1, 2020, primarily due to recording a valuation allowance on our net federal and state deferred tax assets, decreased excess tax benefits from stock-based compensation, partially offset by the net operating loss carryback provisions of the CARES Act. We regularly assess whether it is more likely than not that we will realize our deferred tax assets in each taxing jurisdiction in which we operate. We consider many factors when assessing the likelihood of future realization, including our recent cumulative loss, earnings expectations in earlier future years, unsettled economic disruption of the COVID-19 pandemic, and other relevant factors. In Q4’20, we recognized an estimated non-cash tax expense of $43.2 million to record a valuation allowance against our net federal and state deferred tax assets. The valuation allowance as of August 1, 2020 primarily relates to federal and state deferred tax assets, including unrealized federal and state credit carryforwards and state net operating losses. 4 Advertising expenses include the costs associated with the production of advertising, television, radio and online advertising. 8

Net Income and Earnings Per Share

Q4'20 net loss was $44.5 million, or (10.0)% of net revenue, compared to Q4'19 net income of $7.2 million, or 1.7% of net revenue. The non-cash tax expense discussed above made up $43.2 million of this net loss. Q4'20 diluted earnings per share and non-GAAP diluted loss per share were $0.44. In Q4'19 diluted earnings per share and non-GAAP diluted earnings per share was $0.07.

In fiscal 2020, we generated a net loss of $67.1 million, or (3.9)% of net revenue, and diluted earnings per share and non-GAAP diluted loss per share of $0.66. In fiscal 2019, we generated net income of $36.9 million, and diluted earnings per share and non-GAAP diluted earnings per share of $0.36.[5]

NET INCOME (LOSS) ($M)



$44.9
$36.9
($67.1)
$7.2
($44.5)
FY'18
FY'19
FY'20
Q4'19
Q4'20

Adjusted EBITDA and Adjusted EBITDA ex. SBC

Q4'20 adjusted EBITDA loss was $8.3 million, or (1.9)% of net revenue, compared to Q4'19 adjusted EBITDA of $6.4 million, or 1.5% of net revenue. In fiscal 2020, we generated an adjusted EBITDA loss of $29.1 million, or (1.7)% of net revenue, compared to fiscal 2019 adjusted EBITDA of $39.6 million, or 2.5% of net revenue. This performance was in-line with our expectations and reflects lower gross margins in Q3'20, as well as ongoing strategic investments we made to support long term growth. In fiscal 2020, these investments totaled approximately $110 million and included $68 million in stock-based compensation as we continued investing in technology talent, roughly $25 million in supporting our U.K. category as it scales, and nearly $15 million in one-time COVID-related expenses.

Q4'20 adjusted EBITDA ex. SBC was $11.8 million, or 2.7% of net revenue, compared to Q4'19 adjusted EBITDA ex. SBC of $17.8 million, or 4.1% of net revenue. Fiscal 2020 adjusted EBITDA ex. SBC was $38.4 million, or 2.2% of net revenue, compared to fiscal 2019 adjusted EBITDA ex. SBC of $74.8 million, or 4.7% of net revenue.

ADJUSTED EBITDA ($M)[6]



$53.6
$39.6
($29.1)
$6.4
($8.3)
FY'18
FY'19
FY'20
Q4'19
Q4'20

ADJUSTED EBITDA ex. SBC ($M)[7]



$69.0
$74.8
$38.4
$17.8
$11.8
FY'18
FY'19
FY'20
Q4'19
Q4'20

Balance Sheet and Cash Flow

In Q4'20, we delivered free cash flow of $51.8 million[8], and ended the quarter with no debt and $381.6 million in cash, cash equivalents, and highly rated securities. In fiscal 2020, we generated free cash flow of $12.7 million. During this period, our capital expenditures totaled $30.2 million, or 1.8% of net revenue.

For more information regarding the non-GAAP financial measures discussed in this letter, please see "Non-GAAP Financial Measures," below, including the reconciliations of our non-GAAP measures to their most directly comparable GAAP financial measures included at the end of this letter.

[5] All earnings (loss) per share figures reflect amounts attributable to common stockholders.
[6] We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision for income taxes, other (income) expense, net, depreciation and amortization.
[7] We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense.
[8] We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities.

9

Financial Outlook: While overall demand for apparel is undoubtedly not what it was pre-COVID, the pandemic is completely resetting enduring client behaviors. As traditional retailers close their doors, consumers are shifting to Stitch Fix as evidenced by our increased demand and growth, validating that we’re taking share. When retail spend rebounds in the coming months, we expect more than $30 billion of market share to move online over a 12-18 month period. We anticipate capturing more than our fair share of this given the relevance of our model, particularly with the expansion of direct buy. We will be focused on the consumer segments, categories, and elements of our offering that we believe will enable us to take disproportionate share in this time. That said, given the continued uncertainty in the macro environment, we think it’s prudent to hold off on providing detailed full-year and first quarter guidance at this time. However, we would like to provide color framing our first quarter and fiscal 2021 outlook. Q1’21 & 1H’21 Growth Outlook. We have been very pleased with first Fix demand trends in July and August, which we believe will bolster our active client growth in the year ahead. One prevailing trend is lower subsequent Fix volume impacted by our demand side pullback in Q3’20. As we shared in Q3’20, our COVID-related fulfillment challenges led us to pull back significantly on marketing for nearly eight weeks, which we knew would lower our active client count and the subsequent base of clients we served in the quarters thereafter. Given the fact that repeat clients comprise such a large portion of our business, we expect the loss of those new March through May clients – who would on average receive multiple Fixes and spend hundreds of dollars in their first year with us – will roll forward and particularly impact subsequent Fixes in the first half of fiscal 2021. However, as we enter the second half of fiscal 2021, we expect the effects of the temporary pullback in marketing to subside, giving us confidence in our accelerating growth for the year ahead. In addition, we are playing catch-up to support the renewed surge in new client demand in July and August. As such, in Q1’21 we expect to deliver mid-to-high single digit revenue growth, which reflects robust recent demand trends, offset by lower subsequent Fix volume. It also reflects some of the benefit from our new client growth moving into Q2’21. Fiscal Year 2021 Outlook. Given the uncertain macro environment, we also think it’s prudent to hold off on providing specific full-year guidance at this time. However, we do expect year-over-year revenue growth to accelerate meaningfully in the second half of fiscal 2021 as the impact of COVID stay-at- home orders subside. 10

In fiscal 2021, we plan to begin showing expense leverage in our adjusted EBITDA excluding SBC. Fiscal 2019 and 2020 were heavier investment years for us as we invested in initiatives that will fuel long term growth such as our Kids and U.K. categories, as well as data science and engineering talent. In fiscal 2021, we plan to continue investing in growth opportunities like the U.K. but at lower levels than last year as the category continues to gain traction and scale. Even with this continued investment, we plan to grow our adjusted EBITDA excluding SBC as a percent of net revenue. We will, however, remain flexible in how we allocate our marketing dollars in fiscal 2021 and if we see an opportunity to invest to drive outsized share gains, we may take advantage of that. We also plan to invest higher levels of capital expenditures in fiscal 2021 to increase our operating capacity, which should mitigate growth constraints and drive leverage in our model over time. Capital expenditures have historically comprised less than 2% of revenue, and in fiscal 2021 we expect it will increase by 100-200 basis points. This is part of our longer term investment in our inventory management strategy which we will share more about in the quarters to come. EBITDA Reporting. As we look ahead, stock-based compensation will remain an important lever for us to attract talent as we continue to invest in growing our data science and engineering teams. This talent fuels our personalization capabilities, enabling us to widen our competitive moats over time. We also note that most comparable companies exclude SBC from adjusted EBITDA. Therefore, going forward we will only provide adjusted EBITDA, which will exclude SBC as, we believe, this more closely reflects our operating performance. We have not reconciled our EBITDA and adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income (expense), net, and provision for (benefit from) income taxes, which are reconciling items between our EBITDA and adjusted EBITDA metric and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Closing We will host a conference call and earnings webcast at 2:00pm Pacific time/5:00pm Eastern time today to discuss these results. Interested parties can MEDIA CONTACT media@stitchfix.com access the call by dialing 800-289-0571 in the U.S. or 323-794-2093 internationally, using conference code 8588442.A live webcast will also be INVESTOR RELATIONS CONTACT available on Stitch Fix’s investor relations website at investors.stitchfix.com. Thank ir@stitchfix.com you for taking the time to read our letter, and we look forward to your questions on our call this afternoon. Sincerely, Katrina Lake, Founder and CEO Mike Smith, President, COO and Interim CFO Elizabeth Spaulding, President 11

Stitch Fix, Inc. Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts) August 1, 2020 August 3, 2019 Assets Current assets: Cash and cash equivalents $ 143,455 $ 170,932 Short-term investments 143,037 143,276 Inventory, net 124,816 118,216 Prepaid expenses and other current assets 55,002 49,980 Total current assets 466,310 482,404 Long-term investments 95,097 53,372 Property and equipment, net 70,369 54,888 Operating lease right-of-use assets 132,615 — Deferred tax assets 333 22,175 Other long-term assets 4,705 3,227 Total assets $ 769,429 $ 616,066 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 85,177 $ 90,883 Operating lease liabilities 24,333 — Accrued liabilities 77,590 69,734 Gift card liability 8,590 7,233 Deferred revenue 13,059 11,997 Other current liabilities 3,406 2,784 Total current liabilities 212,155 182,631 Operating lease liabilities, net of current portion 140,175 — Deferred rent, net of current portion — 24,439 Other long-term liabilities 16,062 12,996 Total liabilities 368,392 220,066 Stockholders’ equity: Class A common stock, $0.00002 par value 1 1 Class B common stock, $0.00002 par value 1 1 Additional paid-in capital 348,750 279,511 Accumulated other comprehensive income (loss) 2,728 (187) Retained earnings 49,557 116,674 Total stockholders’ equity 401,037 396,000 Total liabilities and stockholders’ equity $ 769,429 $ 616,066 12

Stitch Fix, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited) (In thousands, except share and per share amounts) For the Three Months Ended For the Fiscal Year Ended August 1, 2020 August 3, 2019 August 1, 2020 August 3, 2019 Revenue, net $ 443,408 $ 432,149 $ 1,711,733 $ 1,577,558 Cost of goods sold 244,298 241,785 957,523 874,429 Gross profit 199,110 190,364 754,210 703,129 Selling, general, and administrative expenses 213,377 188,610 805,874 679,634 Operating income (loss) (14,267) 1,754 (51,664) 23,495 Interest (income) expense (1,033) (1,759) (5,535) (5,791) Other (income) expense, net 162 (571) 1,593 (1,535) Income (loss) before income taxes (13,396) 4,084 (47,722) 30,821 Provision (benefit) for income taxes 31,071 (3,095) 19,395 (6,060) Net income (loss) $ (44,467) $ 7,179 $ (67,117) $ 36,881 Other comprehensive income (loss): Change in unrealized gain (loss) on available-for-sale securities, net of tax (247) 229 822 391 Foreign currency translation 1,460 (507) 2,093 (578) Total other comprehensive income (loss), net of tax 1,213 (278) 2,915 (187) Comprehensive income (loss) $ (43,254) $ 6,901 $ (64,202) $ 36,694 Net income (loss) attributable to common stockholders: Basic $ (44,467) $ 7,179 $ (67,117) $ 36,863 Diluted $ (44,467) $ 7,179 $ (67,117) $ 36,864 Earnings (loss) per share attributable to common stockholders: Basic $ (0.44) $ 0.07 $ (0.66) $ 0.37 Diluted $ (0.44) $ 0.07 $ (0.66) $ 0.36 Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders: Basic 103,278,240 101,111,138 102,383,282 100,013,462 Diluted 103,278,240 104,190,711 102,383,282 103,653,626 13

Stitch Fix, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited) (In thousands) For the Fiscal Year Ended August 1, 2020 August 3, 2019 Cash Flows from Operating Activities Net income (loss) $ (67,117) $ 36,881 Adjustments to reconcile net income (loss) to net cash provided by operating activities: Deferred income taxes (21,594) (8,203) Deferred tax assets valuation allowance 43,153 — Inventory reserves 8,828 7,974 Stock-based compensation expense 67,530 35,256 Depreciation, amortization, and accretion 22,617 14,331 Other 882 148 Change in operating assets and liabilities: Inventory (15,222) (41,233) Prepaid expenses and other assets (6,683) (16,831) Operating lease right-of-use assets and liabilities 394 — Accounts payable (5,520) 10,774 Accrued liabilities 8,297 22,856 Deferred revenue 1,054 3,325 Gift card liability 1,357 825 Other liabilities 4,901 12,491 Net cash provided by operating activities 42,877 78,594 Cash Flows from Investing Activities Purchases of property and equipment (30,207) (30,825) Purchases of securities available-for-sale (248,318) (285,205) Sales of securities available-for-sale 36,587 10,596 Maturities of securities available-for-sale 171,477 80,250 Net cash used in investing activities (70,461) (225,184) Cash Flows from Financing Activities Proceeds from the exercise of stock options, net 12,078 13,693 Payments for tax withholding related to vesting of restricted stock units (12,819) (6,748) Issuance costs on revolving credit facility (694) — Net cash provided by (used in) financing activities (1,435) 6,945 Net increase (decrease) in cash and cash equivalents (29,019) (139,645) Effect of exchange rate changes on cash 1,542 211 Cash and cash equivalents at beginning of period 170,932 310,366 Cash and cash equivalents at end of period $ 143,455 $ 170,932 Supplemental Disclosure Cash paid for income taxes $ 365 $ 966 Supplemental Disclosure of Non-Cash Investing and Financing Activities: Purchases of property and equipment included in accounts payable and accrued liabilities $ 4,088 $ 5,272 Capitalized stock-based compensation $ 2,450 $ 1,789 Vesting of early exercised options $ — $ 209 Leasehold improvements paid by landlord $ 7,406 $ — 14

Non-GAAP Financial Measures We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We also provide adjusted EBITDA excluding the impact of stock-based compensation expense (“ex. SBC”), which management believes provides useful information to investors and others in understanding our operating performance and facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include: • adjusted EBITDA ex. SBC excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; • adjusted EBITDA and adjusted EBITDA ex. SBC excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; • adjusted EBITDA and adjusted EBITDA ex. SBC does not reflect our tax provision, which reduces cash available to us; • adjusted EBITDA and adjusted EBITDA ex. SBC excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business; and • free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. 15

We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, and depreciation and amortization. We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA and adjusted EBITDA ex. SBC for each of the periods presented: For the Three Months Ended For the Fiscal Year Ended (in thousands) August 1, 2020 August 3, 2019 August 1, 2020 August 3, 2019 Adjusted EBITDA ex. SBC reconciliation: Net income (loss) $ (44,467) $ 7,179 $ (67,117) $ 36,881 Add (deduct): Interest (income) expense (1,033) (1,759) (5,535) (5,791) Provision (benefit) for income taxes 31,071 (3,095) 19,395 (6,060) Other (income) expense, net 162 (571) 1,593 (1,535) Depreciation and amortization 6,004 4,654 22,562 16,095 Adjusted EBITDA (8,263) 6,408 (29,102) 39,590 Add (deduct): Stock-based compensation expense 20,055 11,440 67,530 35,256 Adjusted EBITDA ex. SBC $ 11,792 $ 17,848 $ 38,428 $ 74,846 We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by (used in) operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented: For the Three Months Ended For the Fiscal Year Ended (in thousands) August 1, 2020 August 3, 2019 August 1, 2020 August 3, 2019 Free cash flow reconciliation: Cash flows provided by (used in) operating activities $ 63,365 $ 3,386 $ 42,877 $ 78,594 Deduct: Purchases of property and equipment (11,556) (6,308) (30,207) (30,825) Free cash flow $ 51,809 $ (2,922) $ 12,670 $ 47,769 Cash flows used in investing activities $ (18,284) $ 8,570 $ (70,461) $ (225,184) Cash flows provided by (used in) financing activities $ 213 $ 2,011 $ (1,435) $ 6,945 16

Operating Metrics August 1, 2020 May 2, 2020 February 1, 2020 November 2, 2019 August 3, 2019 Active clients (in thousands) 3,522 3,418 3,465 3,416 3,236 Net revenue per active client(1) $ 486 $ 498 $ 501 $ 485 $ 488 (1) Fiscal year 2019 was a 53-week year, with the extra week occurring in the quarter ended August 3, 2019. Net revenue per active client calculations including the fourth quarter of fiscal year 2019 include 53 weeks of revenue. We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period.A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household. We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. 17

Forward-Looking Statements This shareholder letter and the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our expectations regarding financial trends in and expectations for our fiscal year 2021; the resilience of our warehouse network, ongoing improvement in client demand, and the impact of the COVID-19 pandemic on consumer purchasing behavior; our redeployment of marketing spend to capitalize on improving consumer optimism in the quarters ahead; market trends, growth, and opportunity; our ability to adapt quickly to new and changing consumer demands; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the continued growth of our offering in the United Kingdom and the expansion of Buy It Again and Complete Your Looks, our enhancements to our direct buy functionality, including the introduction of Trending For You; the continued success of our direct-buy functionality, whether it becomes the growth vector we think it represents, and our plan to use it as a client acquisition vehicle; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize our service and offerings for individual clients; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; our plans related to client acquisition, engagement, and retention, including any impact on our costs and margins and our ability to determine optimal marketing and advertising methods; and our ongoing search for a new CFO. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic, our responses to the pandemic, the responses of our clients, competitors, and suppliers, and the responses of governmental authorities and public health officials; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward- looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. 18

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